                                                                      EXHIBIT 21

      SUBSIDIARIES AND AFFILIATES OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                              AT JANUARY 1, 1999

         (All Affiliates are Corporations, unless otherwise indicated)



                                                                               % of Voting
                                                            State or Other      Securities
                                                            Sovereign Power      owned by
                                                           Under the Laws of     Immediate
Name                                                        Which Organized       Parent
--------------------------------------------------------  -------------------     ------

Global Industrial Technologies Services Company           Delaware                  100%
Corrosion IP Corp.                                        Nevada                    100%
   Corrosion Technology International, Inc.               Delaware                  100%
   Corrosion Technology International Services Company    Delaware                  100%
GPX Corp.                                                 Nevada                    100%
   Global Processing Systems, Inc.                        Delaware                  100%
      TMPSC, Inc.                                         Delaware                  100%
   Ameri-Forge Corporation                                Delaware                  100%
      UCR, Inc.                                           Texas                     100%
   Global-GIX Canada Inc.                                 Canada                    100%
      1086215 Ontario, Inc.                               Canada                    100%
  Indresco de Mexico, S.A. de C.V.                        Mexico                    100%
      Intool de Mexico, S.A. de C.V.                      Mexico                    100%
      Harbison-Walker Refractories, S.A. de C.V.          Mexico                    100%
      Corrosion Technologies de Mexico, S.A. de C.V.      Mexico                    100%
   Polymer Pipe Technology, Inc.                          Delaware                  100%
   GIX Foreign Sales Corp.                                U.S. Virgin Islands       100%
Harbison-Walker Refractories Company                      Delaware                  100%
   Indresco International, Ltd.                           Delaware                  100%
      Harbison-Walker Refractories Europe, Ltd.           Delaware                  100%
   Indresco Jeffrey Industria e Comercio Ltda.            Brazil                    100%
Harbison-Walker International Refractories, Inc.          Delaware                  100%
   Construcciones Refractarias RECSA, S.A.                Chile                      99% (e)
   Refmex, S.R.L. de C.V.                                 Mexico                     95% (b)
   Refractarios Green, S.R.L. de C.V.                     Mexico                   94.4% (c)
GIX International Limited                                 U.K.                      100%
   C.T.I. Europe - N.V.                                   Belgium                   100%
   Corrosion Technology Peru S.A.                         Peru                      100%
   Corrosion Technology Chile S.A.                        Chile                     100%
   CTI Pacific Pty Ltd                                    Australia                 100%
      GIX Pty Ltd                                         Australia                 100%
   CTI Pacific Chusik Hoesa                               Korea                     100%
   Harbison-Walker International B.V.                     Netherlands               100%
      SeMo Unternehmens-Beteiligungs-GmbH                 Germany                   100%
      GR Unternehmens-Beteiligungs-GmbH.                  Germany                   100%
         Harbison-Walker Refractories GmbH                Germany                   100% (f)
   Indresco U.K. Limited                                  U.K.                      100%
   Harbison-Walker Refractories S. A.                     Chile                      99% (d)
   INTOOL International GmbH                              Germany                   100%

      SUBSIDIARIES AND AFFILIATES OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                              AT JANUARY 1, 1999

         (All Affiliates are Corporations, unless otherwise indicated)

                                                                               % of Voting
                                                            State or Other      Securities
                                                            Sovereign Power      owned by
                                                           Under the Laws of     Immediate
Name                                                        Which Organized       Parent
--------------------------------------------------------  -------------------     ------
A.P.Green Industries, Inc.                                Delaware                  100%
   A.P. Green Services, Inc.                              Delaware                  100%
      APG Refractories Corp.                              Delaware                  100%
      INTOGREEN Co. (a partnership)                       Missouri                   51%
   APG Foreign Sales Corporation                          U.S.Virgin Islands        100%
   A. P. Green Refractories, Inc.                         Delaware                  100% (h)
      A. P. Green de Mexico S.A. de C.V.                  Mexico                     51%
      Empresa de Refractorios Colombianos S.A.            Columbia                   49% (a)
      Materiales Industriales S.A.                        Columbia                   49% (a)
      Lanxide ThermoComposites, Inc.                      Delaware                   51%
          Chiam Technologies, Inc.                        Ohio                      100%
   APG Development Corp.                                  Delaware                  100%
   A. P. Green International, Inc.                        Delaware                  100%
   APG Lime Corp.                                         Delaware                  100%
      Palmetto Lime LLC                                   South Carolina             51% (a)
   Detrick Refractory Fibers Inc.                         Mississippi               100%
   A. P. Green Refractories Limited                       United Kingdom            100%
      Liptak Bradley Limited                              United Kingdom            100%
      Bradley and Lonsdale Limited                        United Kingdom            100%
   PT AP Green Indonesia                                  Indonesia                  80% (g)




(a) Accounts of these companies are not included in Consolidated Financial Statements.
(b)  Remaining 5% is owned by Indresco de Mexico, S.A. de C.V.
(c)  Additional 5% is owned by Indresco de Mexico, S.A. de C.V.
(d)  Remaining 1% is owned by Harbison Walker International Refractories, Inc.
(e)  Remaining 1% is owned by GPX Corp.
(f) Ownership: 80% by GR Unternehmens-Beteiligungs-GmbH; 20% by SeMo Unternehmens-Beteiligungs-GmbH
(g)  Remaining 20% is owned by A. P. Green Refractories, Inc.
(h)  Name changed to "Harbison-Walker Refractories Limited" on January 14, 1999.